FOR IMMEDIATE RELEASE                      CONTACT:
February 3, 1998                           Mattel, Inc.
                                           News Media     Investor Relations
                                           Glenn Bozarth  Mike Salop
                                           310-252-3521   310-252-2703


                    MATTEL 1997 EARNINGS INCREASE 34 PERCENT
                    ----------------------------------------


LOS ANGELES, February 3 -- Mattel, Inc. today reported that income for the full-year 1997 increased 34 percent to $499.5 million or $1.68 per basic share ($1.65 per diluted share), before previously announced charges related to the Tyco integration and Mattel restructuring and a note redemption. Earnings per primary share were $1.66. Net income for 1996 was $372.2 million, or $1.26 per basic share.

Net sales for 1997 were up 10 percent in local currency, before a $139 million negative impact of foreign exchange. In U.S. dollars, sales totaled $4.835 billion, up 7 percent from $4.535 billion in 1996.

Net income for the 1997 fourth quarter totaled $195.1 million or $.66 per basic share ($.64 per diluted share), up 82 percent from $106.9 million or $.36 per basic share in the 1996 quarter. Earnings per primary share were $.65. Net sales for the 1997 fourth quarter were up 17 percent in local currency. In U.S. dollars, sales increased 13 percent to $1.613 billion, versus $1.432 billion in 1996.

"We're very proud of this performance," said Jill Barad, chairman and chief executive officer. "In a difficult economic environment, we achieved our targets, expanding Mattel's record to nine consecutive years of profitable growth.


                                -more-

2-2-2-2-2-


"These results demonstrate the advantage we have in our diverse and well-balanced brand portfolio," she said. "Worldwide Barbie sales increased 12 percent in local currency and 9 percent in U.S. dollars. Our Disney sales were up 17 percent, and our Wheels brands were up a very strong 21 percent, both in U.S. dollars. And we achieved an increase of 15 percent in our worldwide Infant and Preschool category, despite a 15 percent decline at Fisher-Price.

"Our margins are some of the healthiest in our history, and our balance sheet has never been stronger," Barad said. "Demand for our brands remains very strong in the first quarter. This, along with the $100 million in incremental savings we expect this year from the Tyco integration and Mattel restructuring, puts us in an excellent position as we enter 1998."

Mattel, Inc. is the worldwide leader in the design, manufacture and marketing of children's toys. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 150 nations throughout the world.

Note:

Forward-looking statements included in this release with respect to the financial condition, results of operations and business of the company, which include, but are not limited to, the restructuring charge, cost savings and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the company's dependence on the timely development, introduction and customer acceptance of new products; possible weaknesses of international markets; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; and other risks and uncertainties as may be detailed from time to time in the company's public announcements and SEC filings.



                               -###-

                                        MATTEL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF INCOME

                                                           FOR THE                       FOR THE
                                                      THREE MONTHS ENDED               YEAR ENDED
                                                  -------------------------     -------------------------
                                                    Dec. 31,       Dec. 31,       Dec. 31,       Dec. 31,
(In thousands, except per share amounts)             1997         1996 (a)       1997 (a)       1996 (a)
----------------------------------------          -----------   -----------     ----------      ---------
Net Sales                                         $ 1,613,093   $ 1,431,834     $4,834,616     $4,535,332
  Cost of sales                                       795,018       721,747      2,434,616      2,315,574
                                                  -----------    ----------     ----------     ----------
Gross Profit                                          818,075       710,087      2,400,000      2,219,758

  Advertising and promotion expenses                  300,569       308,988        779,139        778,919
  Other selling and administrative expenses           220,192       214,954        796,952        772,335
  Integration/restructuring costs (b)                       -             -        275,000              -
  Other expense, net                                    2,964         8,860         33,697         31,522
                                                  -----------    ----------     ----------     ----------
Operating Profit                                      294,350       177,285        515,212        636,982
  Interest expense                                     27,348        30,092         90,130        100,226
                                                  -----------    ----------     ----------     ----------
Income Before Income Taxes                            267,002       147,193        425,082        536,756
  Provision for income taxes                           71,873        40,248        135,288        164,532
                                                  -----------    ----------     ----------     ----------
Income Before Extraordinary Item                      195,129       106,945        289,794        372,224
  Extraordinary item, net of tax                            -             -         (4,610)             -
                                                  -----------    ----------     ----------     ----------
Net Income                                            195,129       106,945        285,184        372,224
  Less: dividends on convertible preferred stock        1,990         2,837         10,505          7,391
                                                  -----------    ----------     ----------     ----------
Net Income Applicable to Common Shares            $   193,139    $  104,108     $  274,679     $  364,833
                                                  ===========    ==========     ==========     ==========

Basic Income Per Share
   Income Before Extraordinary Item, Net of Tax   $      0.66    $     0.36     $     0.96     $     1.26
   Extraordinary Item - Debt Retirement                     -             -          (0.01)             -
                                                  -----------    ----------     ----------     ----------
   Net Income Per Share - Basic (c)(d)            $      0.66    $     0.36     $     0.95     $     1.26
                                                  ===========    ==========     ==========     ==========

Average Number of Common Shares
  Outstanding - Basic (c)                             290,962       287,544        290,450        290,393
                                                  ===========    ==========     ==========     ==========

Diluted Income Per Share
   Income Before Extraordinary Item, Net of Tax   $      0.64    $     0.35     $     0.94     $     1.23
   Extraordinary Item - Debt Retirement                     -             -          (0.01)             -
                                                  -----------    ----------     ----------     ----------
   Net Income Per Share - Diluted (c)(d)          $      0.64    $     0.35     $     0.93     $     1.23
                                                  ===========    ==========     ==========     ==========

Average Number of Common and Common
  Equivalent Shares Outstanding - Diluted (c)         306,053       303,594        295,653        303,057
                                                  ===========    ==========     ==========     ==========


                                 MATTEL, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS


                                                    Dec. 31,       Dec. 31,
(In thousands)                                        1997         1996 (a)
--------------                                    -----------    -----------
ASSETS
  Cash                                            $   694,947    $   550,271
  Accounts receivable, net                          1,091,416        948,940
  Inventories                                         428,844        444,178
  Prepaid expenses and other current assets           246,529        195,673
                                                  -----------    -----------
    Total current assets                            2,461,736      2,139,062

  Property, plant and equipment, net                  601,597        616,281
  Other assets                                        740,458        825,799
                                                  -----------    -----------
    Total Assets                                  $ 3,803,791    $ 3,581,142
                                                  ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Short-term borrowings                           $    17,468    $    28,924
  Current portion of long-term liabilities             13,659        106,596
  Accounts payable and accrued liabilities            939,562        823,069
  Income taxes payable                                202,735        183,288
                                                  -----------    -----------
    Total current liabilities                       1,173,424      1,141,877

  Long-term debt                                      155,036        299,806
  Medium-Term notes                                   520,500        220,000
  Other long-term liabilities                         132,761        113,536
  Shareholders' equity                              1,822,070      1,805,923
                                                  -----------    -----------
    Total Liabilities and Shareholders' Equity    $ 3,803,791    $ 3,581,142
                                                  ===========    ===========

(a) Consolidated results for all periods are restated for the merger with Tyco Toys, Inc.
(b) Represents a nonrecurring charge for transaction, integration and restructuring costs related to the Tyco merger.  The related tax benefit of $65 million is included in the provision for income taxes.
(c) Share and per share data for all periods presented reflect the retroactive effect of shares issued pursuant to the Tyco merger.
(d) See attached table.



MATTEL, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ANALYSIS

                                                         FOR THE THREE MONTHS ENDED
                                                              DECEMBER 31, 1997
                                                   ---------------------------------------
                                                     Primary        Basic        Diluted
                                                   -----------   -----------   -----------
Net Income Per Share                               $      0.65   $      0.66   $      0.64
                                                   ===========   ===========   ===========

Average Number of Common and Common Equivalent
  Shares Outstanding                                   296,434       290,962       306,053
                                                   ===========   ===========   ===========


                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 1997
                                                   ---------------------------------------
                                                     Primary        Basic        Diluted
                                                   -----------   -----------   -----------
Income Per Share Before Integration/Restructuring
  Costs and Extraordinary Item                     $      1.66   $      1.68   $      1.65
    Integration/Restructuring Costs                      (0.72)        (0.72)        (0.71)
    Extraordinary Item                                   (0.01)        (0.01)        (0.01)
                                                   -----------   -----------   -----------
Net Income Per Share                               $      0.93   $      0.95   $      0.93
                                                   ===========   ===========   ===========

Average Number of Common and Common Equivalent
  Shares Outstanding                                   295,064       290,450       295,653
                                                   ===========   ===========   ===========


MATTEL, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ANALYSIS

                                                         FOR THE THREE MONTHS ENDED
                                                              DECEMBER 31, 1996
                                                   ---------------------------------------
                                                     Primary        Basic        Diluted
                                                   -----------   -----------   -----------
Net Income Per Share                               $      0.36   $      0.36   $      0.35
                                                   ===========   ===========   ===========

Average Number of Common and Common Equivalent
  Shares Outstanding                                   292,319       287,544       303,594
                                                   ===========   ===========   ===========


                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 1996
                                                   ---------------------------------------
                                                     Primary        Basic        Diluted
                                                   -----------   -----------   -----------
Income Per Share Before Integration/Restructuring
  Costs and Extraordinary Item                     $      1.24   $      1.26   $      1.23
    Integration/Restructuring Costs                          -             -             -
    Extraordinary Item                                       -             -             -
                                                   -----------   -----------   -----------
Net Income Per Share                               $      1.24   $      1.26   $      1.23
                                                   ===========   ===========   ===========

Average Number of Common and Common Equivalent
  Shares Outstanding                                   295,407       290,393       303,057
                                                   ===========   ===========   ===========
